Exhibit (h)(2)(viii)

Amendment No. 7 to Transfer Agency and Service Agreement

This Amendment No. 7, dated as of August 16, 2012 (“Effective Date”), to the Transfer Agency and Service Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware, having its principal place of business at Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830 (the “Trust”), and ALPS Fund Services, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Transfer Agent”).

WHEREAS, the Trust and the Transfer Agent entered into a Transfer Agency and Service Agreement, dated as of December 8, 2008, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Transfer Agent wish to amend the provisions of the Agreement to reflect the addition of the AQR Risk Parity II MV Fund and AQR Risk Parity II HV Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.        Upon the Effective Date, the parties hereto agree to delete the current SCHEDULE A of the Agreement in its entirety and replace it with a new SCHEDULE A attached hereto and incorporated by reference herein.

2.        Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

AQR FUNDS		ALPS FUND SERVICES, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May
Name: Nicole DonVito		Name: Jeremy O. May
Title: Vice President		Title: President

SCHEDULE A

FUND LIST

FUND	CLASSES OFFERED

AQR Momentum Fund	Class L
AQR Small Cap Momentum Fund	Class L
AQR International Momentum Fund	Class L
AQR Global Equity Fund	Class N Class I Class Y
AQR International Equity Fund	Class N Class I Class Y
AQR International Small Cap Fund	Class N Class I Class Y
AQR Emerging Markets Fund	Class N Class I Class Y
AQR Equity Plus Fund	Class N Class I
AQR Small Cap Core Fund	Class N Class I
AQR Small Cap Growth Fund	Class N Class I
AQR Diversified Arbitrage Fund	Class N Class I
AQR Managed Futures Strategy Fund	Class N Class I
AQR Risk Parity Fund	Class N Class I

AQR Multi-Strategy Alternative Fund	Class N Class I
AQR Tax-Managed Momentum Fund	Class L
AQR Tax-Managed Small Cap Momentum Fund	Class L
AQR Tax-Managed International Momentum Fund	Class L
AQR U.S. Defensive Equity Fund	Class N Class I
AQR International Defensive Equity Fund	Class N Class I
AQR Emerging Defensive Equity Fund	Class N Class I
AQR Risk-Balanced Commodities Strategy Fund	Class N Class I
AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I
AQR Risk Parity II MV Fund	Class N Class I Class Y
AQR Risk Parity II HV Fund	Class N Class I Class Y